Exhibit 99.i(2)

250 WEST 55th STREET NEW YORK, NY 10019-9601 TELEPHONE: 212.468.8000 FACSIMILE: 212.468.7900 WWW.MOFO.COM

MORRISON & FOERSTER LLP

NEW YORK, SAN FRANCISCO,
LOS ANGELES, PALO ALTO,
SACRAMENTO, SAN DIEGO,
DENVER, NORTHERN VIRGINIA,
WASHINGTON, D.C.

TOKYO, LONDON, BERLIN, BRUSSELS,
BEIJING, SHANGHAI, HONG KONG,
SINGAPORE

June 17, 2014

The Victory Portfolios
3435 Stelzer Road
Columbus, Ohio 43219

Re:                             The Victory Portfolios
Post-Effective Amendment No. 117
File No. 33-8982; ICA No. 811-4852

Ladies and Gentlemen:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 117 to Registration Statement No. 33-8982 and to the incorporation of our opinions dated October 24, 2012, February 27, 2013, December 31, 2013 and March 28, 2014.

Sincerely,

/s/Morrison & Foerster LLP

Morrison & Foerster LLP